CONTACT:	Jason Koval (914) 640-4429
FOR IMMEDIATE RELEASE
April 26, 2007

STARWOOD REPORTS STRONG FIRST QUARTER 2007 RESULTS
WHITE PLAINS, NY, April 26, 2007 — Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported strong first quarter 2007 financial results.
First Quarter 2007 Highlights
•	Excluding special items, EPS from continuing operations was $0.48 compared to $0.41 for the first quarter of 2006. Including special items, EPS from continuing operations was $0.56 compared to $0.34 in the first quarter of 2006.

•	Worldwide System-wide REVPAR for Same-Store Hotels increased 10.2% compared to the first quarter of 2006. System-wide REVPAR for Same-Store Hotels in North America increased 6.1% compared to the first quarter of 2006.

•	Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 9.3% compared to the first quarter of 2006. REVPAR for Starwood branded Same-Store Owned Hotels in North America increased 8.0% compared to the first quarter of 2006.

•	Margins at Starwood branded Same-Store Owned Hotels Worldwide and in North America improved 130 and 103 basis points, respectively, as compared to the first quarter of 2006.

•	Management and franchise revenues increased 44.1% when compared to 2006, including revenues from the hotels sold to Host Hotels & Resorts Inc. (“Host”).

•	The Company signed 65 hotel management and franchise contracts in the quarter representing approximately 18,100 rooms.

•	Reported revenues from vacation ownership and residential sales increased 19.6% when compared to 2006. Strong increases in revenues from vacation ownership sales were partially offset by a decline in residential sales due to the sellout of the St. Regis San Francisco Museum tower project in 2006.

•	Excluding special items, income from continuing operations was $104 million compared to $91 million in the same period of 2006. Net income, including special items, was $122 million compared to $5 million in the first quarter of 2006.

•	Total Company Adjusted EBITDA was $285 million when compared to $266 million in 2006. The year over year increase is primarily due to an increase in the

Company’s Management and Franchise fees and improved vacation ownership results partially offset by results from hotels sold since the first quarter of 2006. The results for 2007 include $18.3 million of income from the Company’s carried interest in the Westin Boston Waterfront Hotel, which was earned when the hotel was sold by its owners in January 2007.
•	During the first quarter, the Company repurchased approximately 3.2 million shares at a cost of $208.9 million. In April of 2007, the Board of Directors authorized an additional $1 billion in share repurchases.
Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the first quarter of 2007 of $0.56 compared to $0.34 in the first quarter of 2006. Excluding special items, EPS from continuing operations was $0.48 for the first quarter of 2007 compared to $0.41 in the first quarter of 2006. Excluding special items, the effective income tax rate in the first quarter of 2007 was 35.7%.
Income from continuing operations was $123 million in the first quarter of 2007 compared to $77 million in 2006. Excluding special items, which net to a $19 million benefit in 2007, income from continuing operations was $104 million for the first quarter of 2007 compared to $91 million in 2006.
Net income was $122 million and EPS was $0.56 in the first quarter of 2007 compared to net income of $5 million and EPS of $0.02 in the first quarter of 2006 (after a one-time expense of $72 million (after tax) related to the implementation of a new time-share accounting rule).
Bruce W. Duncan, CEO, said, “This quarter’s excellent results underscore the strength of Starwood’s brand strategy, operational capabilities, and owner relationships, as well as the talent and dedication of our management team and our 145,000 associates around the world. We remain focused on continuing to grow our managed and franchised business, and according to Smith Travel data, our pipeline continues to lead the upper upscale and luxury segments. Lodging business fundamentals remain sound and our vacation ownership platform is well-positioned for future growth. Starwood is a well balanced, globally diversified company that should continue to create shareholder value for many years to come.”
Operating Results
First Quarter Ended March 31, 2007
Management and Franchise Revenues
Worldwide System-wide REVPAR for Same-Store Hotels increased 10.2% compared to the first quarter of 2006 including 17.9% in Africa & the Middle East, 17.6% in Europe, 15.9% in Asia Pacific, 6.1% in North America and 5.9% in Latin America. Worldwide System-wide REVPAR for Same-Store Hotels by brand was: Le Méridien 21.1%, St. Regis/Luxury Collection 10.6%, Sheraton 9.5%, W Hotels 8.3%, Westin 8.1%, and Four Points 7.2%.
Management fees, franchise fees and other income were $192 million, up $60 million, or 45.5%, from the first quarter of 2006. Management fees grew 35.8% to $91 million and franchise fees grew 32.0% to $33 million. The increase in fees are related to the addition of new hotels (including hotels sold to third parties, including Host), and growth in REVPAR of existing hotels under management, offset in part by fees associated with hotels that left the system.
The hotels sold to Host contributed $26 million of management revenues during the first quarter of 2007. Excluding the hotels sold to Host, management and franchise revenues increased 18.6% in the first quarter of 2007 when compared to 2006. Other income increased approximately $15 million and included $18.3 million earned from the sale of the Westin Boston Waterfront Hotel.
During the first quarter of 2007, the Company signed 65 hotel management and franchise contracts (representing approximately 18,100 rooms: 20 alofts, 15 Sheratons, 8 Elements, 6 Four Points by Sheraton, 6 Westins, 6 W Hotels, 3 St. Regis hotels and 1 Luxury Collection hotel). Of the hotels signed in the quarter, 57 were new builds and 8 were conversions from other brands. At March 31, 2007 the Company had approximately 420 hotels in the active pipeline representing over 100,000 rooms, driven by strong interest in all Starwood brands.
During the first quarter of 2007, 11 new hotels and resorts (representing approximately 3,400 rooms) entered the system, including the Sheraton Baltimore City Center Hotel (Baltimore, Maryland, 707 rooms), The Westin Chicago Northwest (Itasca, Illinois, 408 rooms) and the Sheraton Changsha Hotel (Changsha, China, 385 rooms). Thirteen properties (representing approximately 3,500 rooms) were removed from the system during the quarter. The Company expects to open more than 80 hotels (representing approximately 20,000 rooms) in 2007 and is targeting signing approximately 200 hotel management and franchise contracts in 2007.
Owned, Leased and Consolidated Joint Venture Hotels
Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 9.3%. REVPAR at Starwood branded Same-Store Owned Hotels in North America increased 8.0%. REVPAR growth was particularly strong at the Company’s owned hotels in Toronto, Kauai, Philadelphia, and San Francisco. Internationally, Starwood branded Same-Store Owned Hotel REVPAR increased 6.5% excluding the impact of foreign exchange, and as reported, in US dollars, branded Same-Store Owned Hotel REVPAR increased 11.8%.
Revenues at Starwood branded Same-Store Owned Hotels in North America increased 8.4% while costs and expenses increased 6.9% when compared to 2006. Margins at these hotels increased 103 basis points.
Revenues at Starwood branded Same-Store Owned Hotels Worldwide increased 8.7% while costs and expenses increased 6.9% when compared to 2006. Margins at these hotels increased 130 basis points.
Revenues at owned, leased and consolidated joint venture hotels were $559 million when compared to $822 million in 2006. Revenues and operating income were impacted by the sale of 46 hotels since the beginning of the first quarter of 2006. These hotels had $5 million of revenues and $2 million of expenses (before depreciation) in 2007 as compared to $301 million of revenues and $231 million of expenses (before depreciation) in the same quarter of 2006.

Vacation Ownership
Total vacation ownership reported revenues increased 47.1% to $228 million when compared to 2006 due primarily to the timing of the recognition of deferred revenues under percentage of completion accounting for pre-sales at projects under construction. Originated contract sales of vacation ownership intervals were down 8.9% primarily due to a significant decline in fractional sales. Fractional sales in 2006 included sales at the St. Regis Residence Club in both Aspen and New York; fractional sales in 2007 only included sales in New York, since the St. Regis Residence Club in Aspen is now sold out. In the timeshare business, contract sales were moderately lower due to the sellout of some projects in late 2006. Closing rates and timeshare pricing remained strong during the quarter and additional timeshare and fractional inventory is becoming available for sale at several new locations over the course of this year. Vacation ownership trends remain solid and our full year expectations for strong growth in contract sales, revenues and earnings remain unchanged.
The recognition of deferred earnings under the percentage of completion method exceeded expectations by roughly $8 million during the quarter due to accelerated construction timelines at the Westin Ka’anapali Ocean Resort Villas North project in Maui and the Westin Princeville Resort in Kauai. As such, earnings to be recognized in the second and third quarters of 2007 are expected to be lower by this amount.
During the first quarter of 2007, the Company was actively selling vacation ownership interests at 15 resorts and is also in the predevelopment phase of new fractional or vacation ownership resorts in Arizona, California, Colorado, Hawaii, Los Cabos, Mexico and Aruba.
Residential
During the first quarter of 2007, the Company recognized residential revenues of approximately $4 million primarily from sales at the St. Regis in New York. To date, the Company has recognized approximately $44 million in revenues from the sale of condominiums at the St. Regis in New York. In the first quarter of 2006, the Company recognized residential revenues of $39 million primarily associated with sales at the St. Regis Museum Tower in San Francisco which sold out in the first half of 2006.
Selling, General, Administrative and Other
Selling, general, administrative and other expenses increased 9.4% to $116 million compared to the first quarter of 2006. The increase is due to investments in our global development capability, and costs associated with the launch of the Company’s new brands, aloft and Element, as well as the addition of the Le Méridien business.
Asset Sales
During the first quarter of 2007, the Company sold one wholly-owned hotel for cash proceeds of approximately $41 million.

Capital
Gross capital spending during the quarter included approximately $30 million in renovations of hotel assets including construction capital at the Sheraton Manhattan Hotel in New York, New York, the W Los Angeles in Westwood, California, and the Phoenician in Scottsdale, Arizona. Investment spending on gross vacation ownership interest (“VOI”) inventory was $85 million, which was offset by cost of sales of $54 million associated with VOI sales during the quarter. The inventory spend included VOI construction at the Westin Ka’anapali Ocean Resort Villas North in Maui, the Westin Princeville Resort in Kauai, the Westin Lagunamar Resort in Cancun, the Westin Riverfront Resort in Avon, Colorado, and the Westin St. John Resort and Villas in the Virgin Islands.
Share Repurchase
During the first quarter of 2007, the Company repurchased approximately 3.2 million shares at a total cost of approximately $208.9 million. At March 31, 2007, approximately $171 million remained available under the Company’s previously approved share repurchase authorization. On April 17, 2007, the Board of Directors authorized an additional $1 billion in share repurchases. Starwood had approximately 215 million shares outstanding (including partnership units) at March 31, 2007.
Dividend
The Company paid a dividend of $0.42 per share on January 19, 2007 to holders of record on December 31, 2006.
Balance Sheet
At March 31, 2007, the Company had total debt of $2.606 billion and cash and cash equivalents (including $289 million of restricted cash) of $472 million, or net debt of $2.134 billion, compared to net debt of $2.113 billion at the end of 2006.
At March 31, 2007, debt was approximately 68% fixed rate and 32% floating rate and its weighted average maturity was 4.3 years with a weighted average interest rate of 6.92%. The Company had cash (including total restricted cash) and availability under domestic and international revolving credit facilities of approximately $1.850 billion. Availability under domestic and international revolving credit facilities, not including cash and cash equivalents, was $1.378 billion.
On January 1, 2007, the Company adopted FASB Interpretation (FIN) No. 48, “Accounting for Uncertainty in Income Taxes” — an Interpretation of SFAS No. 109, “Accounting for Income Taxes.” The interpretation prescribes recognition threshold and measurement attribute criteria for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The impact of adopting FIN 48, which is reported as a change in accounting principle, was a $35 million direct increase to the beginning balance of the Company’s retained earnings on its balance sheet.
Outlook
For the full year 2007:

•	Adjusting for the asset sales included in previous guidance, Adjusted EBITDA is expected to be approximately $1.357 billion, assuming:
•	REVPAR growth at Same-Store Company Operated Hotels worldwide of 8% to 10%

•	REVPAR growth at branded Same-Store Owned Hotels in North America of 7% to 9% and EBITDA growth of 12% to 14% with margin improvement of 100 to 150 basis points

•	Growth from management and franchise revenues of approximately 18% to 20% including revenues earned from the hotels sold to Host, and 14% to 16% excluding the hotels sold to Host

•	An increase in operating income from our vacation ownership and residential business of $45 to $55 million (including gains on sale of vacation ownership notes receivable)
•	Income from continuing operations, before special items, is expected to be approximately $558 million reflecting an effective tax rate of approximately 33%.

•	EPS before special items is expected to be approximately $2.57

•	Full year capital expenditures (excluding timeshare inventory) would be approximately $650 million, including $300 million for maintenance, renovation and technology and $350 million for other growth initiatives, including the Bal Harbour project. Additionally, net capital expenditures for timeshare inventory would be approximately $150 million.

•	Full year depreciation and amortization expense would be approximately $339 million

•	Full year cash interest expense would be approximately $181 million and cash taxes of approximately $240 million.
For the three months ended June 30, 2007:
•	Adjusted EBITDA is expected to be $330 million assuming:
•	REVPAR growth at Same-Store Company Operated Hotels worldwide of 8% to 10%

•	REVPAR growth at branded Same-Store Owned Hotels in North America of 6% to 8% and EBITDA growth of 9% to 11% with margin improvement of 75 to 125 basis points. As expected, Same-Store Owned Hotels in North America are impacted by renovations at major hotels.

•	Growth from management and franchise revenues of approximately 13% to 15%

•	An increase in operating income from our vacation ownership and residential business of $18 to $22 million
•	Income from continuing operations, before special items, is expected to be approximately $135 million reflecting an effective tax rate of approximately 33%.

•	EPS before special items is expected to be approximately $0.62.

Special Items
The Company recorded net credits of $19 million (after-tax) for special items in the first quarter of 2007 compared to $14 million of net charges (after-tax) in the same period of 2006.
Special items in the first quarter of 2007 primarily relate to the gain realized on the sale of a hotel and restructuring and other special credits.
The following represents a reconciliation of income from continuing operations before special items to income from continuing operations after special items (in millions, except per share data):

	Three Months Ended
	March 31,
	2007	2006

Income from continuing operations before special items	$104	$91

EPS before special items	$0.48	$0.41

Special Items
Restructuring and other special credits (charges), net (a)	2	(9)
Debt defeasance costs (b)	—	(37)
Gain on asset dispositions and impairments, net (c)	11	25

Total special items — pre-tax	13	(21)
Income tax benefit for special items (d)	2	8
Reserves and credits associated with tax matters (e)	4	(1)

Total special items — after-tax	19	(14)

Income from continuing operations	$123	$77

EPS including special items	$0.56	$0.34

(a)	During the three months ended March 31, 2007, the credit represents the reversal of costs and the refund of premium payments related to the termination of a retired executive officer’s life insurance policy. During 2006, the Company recorded transition costs in connection with the acquisition of Le Méridien.

(b)	During the three months ended March 31, 2006, the Company completed two transactions whereby it was released from certain debt obligations that allowed Starwood to sell certain hotels that previously served as collateral for such debt. The Company incurred expenses totaling $37 million in connection with the early extinguishment of these debt obligations. These expenses are reflected in interest expense in the Company’s consolidated statement of income.

(c)	For the three months ended March 31, 2007, primarily reflects the gain on the sale of one hotel. For the three months ended March 31, 2006, reflects gains recorded on the sale of five hotels partially offset by an adjustment to reduce the gain on the sale of a hotel in 2004 as certain contingencies associated with that sale became probable in 2006.

(d)	In 2007, represents a tax benefit on the sale of one hotel due to the utilization of capital losses and the reversal of previously existing deferred tax liabilities. In 2006, represents taxes on special items at the Company’s incremental tax rate of 35%.

(e)	Income tax benefit (expense) relates to adjustments to deferred taxes associated with deferred gains on previous hotel sales.
The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.

Starwood will be conducting a conference call to discuss the first quarter financial results at 10:30 a.m. (EST) today at (913) 312-1300. The conference call will be available through simultaneous webcast in the Investor Relations/Press Releases section of the Company’s website at http://www.starwoodhotels.com. A replay of the conference call will also be available from 12:30 p.m. (EST) today through Thursday, May 3, 2007 at 12:00 midnight (EST) on both the Company’s website and via telephone replay at (719) 457-0820 (access code 5740724).
Definitions
All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations. All references to “net capital expenditures” mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the total Company as well as for individual properties or groups of properties because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as revenues and costs and expenses from hotels sold, restructuring and other special charges and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. Due to guidance from the Securities and Exchange Commission, the Company now does not reflect such items when calculating EBITDA; however, the Company continues to adjust for these special items and refers to this measure as Adjusted EBITDA. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core on-going operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.
All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding condo hotels, hotels sold to date and hotels undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or hurricane damage). References to Company Operated Hotel metrics (e.g. REVPAR) reflect metrics for the Company’s owned and managed hotels. References to System-Wide metrics (e.g. REVPAR) reflect metrics for the Company’s owned, managed and franchised hotels. REVPAR is defined as revenue per available room. ADR is defined as average daily rate.

All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology.
All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees offset by payments by Starwood under performance and other guarantees.
Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with approximately 870 properties in more than 100 countries and 145,000 employees at its owned and managed properties. Starwood® Hotels is a fully integrated owner, operator and franchisor of hotels and resorts with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, aloft (SM), and Element (SM). Starwood Hotels also owns Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit www.starwoodhotels.com.

** Please contact Starwood’s new, toll-free media hotline at (866) 4-STAR-PR
(866-478-2777) for photography or additional information.**
Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, cyclicality of the real estate (including residential) and the hotel and vacation ownership businesses, operating risks associated with the hotel, vacation ownership and residential businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions and the introduction of new brand concepts and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Future vacation ownership units indicated in this press release include planned units on land owned by the Company or by joint ventures in which the Company has an interest that have received all major governmental land use approvals for the development of vacation ownership resorts. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per Share data)

	Three Months Ended
	March 31,
			%
	2007	2006	Variance
Revenues

Owned, leased and consolidated joint venture hotels	$559	$822	(32.0)
Vacation ownership and residential sales and services.	232	194	19.6
Management fees, franchise fees and other income	192	132	45.5
Other revenues from managed and franchised properties (a)	448	293	52.9

	1,431	1,441	(0.7)
Costs and Expenses
Owned, leased and consolidated joint venture hotels	436	640	31.9
Vacation ownership and residential	179	165	(8.5)
Selling, general, administrative and other	116	106	(9.4)
Restructuring and other special (credits) charges, net	(2)	9	n/m
Depreciation	67	68	1.5
Amortization	6	5	(20.0)
Other expenses from managed and franchised properties (a)	448	293	(52.9)

	1,250	1,286	2.8
Operating income	181	155	16.8
Equity earnings and gains and losses from unconsolidated ventures, net	12	6	100.0

Interest expense, net of interest income of $7 and $6.	(32)	(97)	67.0
Gain on asset dispositions and impairments, net	11	25	(56.0)

Income from continuing operations before taxes and minority equity	172	89	93.3
Income tax expense	(51)	(14)	n/m
Minority equity in net loss	2	2	—

Income from continuing operations	123	77	59.7
Discontinued Operations:
Loss from operations	—	—	—
Net loss on dispositions	(1)	—	n/m
Cumulative effect of accounting change	—	(72)	100.0

Net income	$122	$5	n/m

Earnings (Loss) Per Share — Basic
Continuing operations	$0.58	$0.35	65.7
Discontinued operations	—	—	—
Cumulative effect of accounting change	—	(0.33)	100.0

Net income	$0.58	$0.02	n/m

Earnings (Loss) Per Share — Diluted
Continuing operations	$0.56	$0.34	64.7
Discontinued operations	—	—	100.0
Cumulative effect of accounting change	—	(0.32)	n/m

Net income	$0.56	$0.02	n/m

Weighted average number of Shares	211	215

Weighted average number of Shares assuming dilution	219	225

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.

n/m	= not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	March 31,	December 31,
	2007	2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$183	$183
Restricted cash	284	329
Accounts receivable, net of allowance for doubtful accounts of $55 and $49	600	593
Inventories	602	566
Prepaid expenses and other	152	139

Total current assets	1,821	1,810
Investments	463	436
Plant, property and equipment, net	3,783	3,831
Assets held for sale (a)	2	2
Goodwill and intangible assets, net	2,287	2,302
Deferred tax assets	583	518
Other assets (b)	389	381

	$9,328	$9,280

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (c).	$797	$805
Accounts payable	179	179
Accrued expenses	973	955
Accrued salaries, wages and benefits	310	383
Accrued taxes and other	172	139

Total current liabilities	2,431	2,461
Long-term debt (c)	1,809	1,827
Deferred tax liabilities	30	31
Other liabilities	1,928	1,928

	6,198	6,247
Minority interest	24	25
Commitments and contingencies
Stockholders’ equity:
Corporation common stock; $0.01 par value; authorized 1,050,000,000 shares; outstanding 214,991,493 and 213,484,439 shares at March 31, 2007 and December 31, 2006, respectively	2	2
Additional paid-in capital	2,244	2,286
Accumulated other comprehensive loss	(245)	(228)
Retained earnings	1,105	948

Total stockholders’ equity	3,106	3,008

	$9,328	$9,280

(a)	Reflects land that is held for sale.

(b)	Includes restricted cash of $5 million and $7 million at March 31, 2007 and December 31, 2006, respectively.

(c)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $558 million and $484 million at March 31, 2007 and December 31, 2006, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Historical Data
(in millions)

	Three Months Ended
	March 31,
			%
	2007	2006	Variance
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$122	$5	n/m
Interest expense(a)	43	108	(60.2)
Income tax expense(b)	52	14	n/m
Depreciation(c)	74	76	(2.6)
Amortization (d)	7	7	—

EBITDA	298	210	41.9
Gain on asset dispositions and impairments, net	(11)	(25)	56.0
Restructuring and other special (credits) charges, net	(2)	9	n/m
Discontinued operations	—	—	—
Cumulative effect of accounting change	—	72	(100.0)

Adjusted EBITDA	$285	$266	7.1

(a)	Includes $4 million and $5 million of interest expense related to unconsolidated joint ventures for the three months ended March 31, 2007 and 2006, respectively.

(b)	Includes $1 million and $0 of tax expense recorded in discontinued operations for the three months ended March 31, 2007 and 2006, respectively.

(c)	Includes $7 million and $8 million of Starwood’s share of depreciation expense of unconsolidated joint ventures for the three months ended March 31, 2007 and 2006, respectively.

(d)	Includes $1 million and $2 million of Starwood’s share of amortization expense of unconsolidated joint ventures for the three months ended March 31, 2007 and 2006, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Future Performance
(In millions)

Three Months Ended		Year Ended
June 30, 2007		December 31, 2007
$135	Net income	$577
43	Interest expense	181
67	Income tax expense	273
85	Depreciation and amortization	339

330	EBITDA	1,370
—	Gain on asset disposition and impairments, net	(11)
—	Restructuring and other special charges, net	(2)

$330	Adjusted EBITDA	$1,357

Three Months Ended		Year Ended
June 30, 2007		December 31, 2007
$135	Income from continuing operations	$577

$0.62	EPS	$2.65

	Special Items
—	Restructuring and other special charges, net	(2)
—	Gain on asset dispositions and impairments, net	(11)

—	Total special items — pre-tax	(13)
—	Income tax (benefit) expense on special items	(2)
—	Reserves and credits associated with tax matters	(4)

—	Total special items — after-tax	(19)

$135	Income from continuing operations excluding special items	$558

$0.62	EPS excluding special items	$2.57

Three Months Ended		Year Ended
June 30, 2006		December 31, 2006
$680	Net income	$1,043
58	Interest expense	263
(501)	Income tax benefit	(432)
86	Depreciation and amortization	342

323	EBITDA	1,216
6	Loss on asset disposition and impairments, net	3
3	Restructuring and other special charges, net	20
—	Cumulative effect of accounting change	70

$332	Adjusted EBITDA	$1,309

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Same Store Owned Hotel Revenue and Expenses
(In millions)

	Three Months Ended
	March 31,
Same-Store Owned Hotels (1)			%
Worldwide	2007	2006	Variance
Revenue
Same-Store Owned Hotels	$485	$451	7.6
Hotels Sold or Closed in 2007 and 2006 (46 hotels)	5	301	(98.3)
Hotels Without Comparable Results (8 hotels)	69	70	(1.0)
Other ancillary hotel operations	—	—	—

Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$559	$822	(31.9)

Costs and Expenses
Same-Store Owned Hotels	$380	$359	(6.2)
Hotels Sold or Closed in 2007 and 2006 (46 hotels)	2	231	99.1
Hotels Without Comparable Results (8 hotels)	54	50	6.9
Other ancillary hotel operations	—	—	—

Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$436	$640	31.8

	Three Months Ended
	March 31,
Same-Store Owned Hotels
North America	2007	2006	% Variance
Revenue
Same-Store Owned Hotels	$326	$306	6.8
Hotels Sold or Closed in 2007 and 2006 (37 hotels)	5	252	(98.0)
Hotels Without Comparable Results (5 hotels)	59	63	(5.2)

Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$390	$621	(37.0)

Costs and Expenses
Same-Store Owned Hotels	$252	$239	(5.8)
Hotels Sold or Closed in 2007 and 2006 (37 hotels)	3	194	(98.5)
Hotels Without Comparable Results (5 hotels)	45	44	2.5

Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$300	$477	36.9

	Three Months Ended
	March 31,
Same-Store Owned Hotels
International	2007	2006	% Variance
Revenue
Same-Store Owned Hotels	$159	$145	9.4
Hotels Sold or Closed in 2007 and 2006 (9 hotels)	—	49	(100.0)
Hotels Without Comparable Results (3 hotels)	10	7	33.5
Other ancillary hotel operations	—	—	—

Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$169	$201	(16.3)

Costs and Expenses
Same-Store Owned Hotels	$128	$120	(7.0)
Hotels Sold or Closed in 2007 and 2006 (9 hotels)	(1)	37	(102.4)
Hotels Without Comparable Results (3 hotels)	9	6	36.9
Other ancillary hotel operations	—	—	—

Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$136	$163	16.8

(1)	Same-Store Owned Hotel Results exclude 46 hotels sold or closed in 2007 and 2006 and 8 hotels without comparable results.

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Three Months Ended March 31, 2007
UNAUDITED

	System Wide(1) - Worldwide			System Wide(1) - North America			System Wide(1) - International
	2007	2006	Var.	2007	2006	Var.	2007	2006	Var.
TOTAL HOTELS
REVPAR ($)	113.10	102.65	10.2%	112.87	106.40	6.1%	113.40	97.76	16.0%
ADR ($)	166.85	153.81	8.5%	163.65	155.22	5.4%	171.20	151.84	12.8%
OCCUPANCY (%)	67.8%	66.7%	1.1	69.0%	68.5%	0.5	66.2%	64.4%	1.8

SHERATON
REVPAR ($)	101.49	92.72	9.5%	98.49	92.98	5.9%	105.12	92.40	13.8%
ADR ($)	152.16	140.69	8.2%	146.13	139.11	5.0%	159.65	142.69	11.9%
OCCUPANCY (%)	66.7%	65.9%	0.8	67.4%	66.8%	0.6	65.8%	64.8%	1.0

WESTIN
REVPAR ($)	132.82	122.87	8.1%	134.14	125.99	6.5%	128.38	112.45	14.2%
ADR ($)	187.77	176.76	6.2%	185.58	176.37	5.2%	195.89	178.25	9.9%
OCCUPANCY (%)	70.7%	69.5%	1.2	72.3%	71.4%	0.9	65.5%	63.1%	2.4

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	208.85	188.80	10.6%	239.23	230.15	3.9%	183.08	153.74	19.1%
ADR ($)	340.42	307.92	10.6%	348.13	323.57	7.6%	332.26	290.11	14.5%
OCCUPANCY (%)	61.4%	61.3%	0.1	68.7%	71.1%	-2.4	55.1%	53.0%	2.1

LE MERIDIEN
REVPAR ($)	125.49	103.65	21.1%	194.07	159.16	21.9%	120.63	99.70	21.0%
ADR ($)	181.35	157.43	15.2%	268.35	232.84	15.3%	174.88	151.85	15.2%
OCCUPANCY (%)	69.2%	65.8%	3.4	72.3%	68.4%	3.9	69.0%	65.7%	3.3

W
REVPAR ($)	194.08	179.15	8.3%	200.13	185.04	8.2%	136.21	122.99	10.7%
ADR ($)	271.86	255.51	6.4%	272.81	256.84	6.2%	259.13	237.87	8.9%
OCCUPANCY (%)	71.4%	70.1%	1.3	73.4%	72.0%	1.4	52.6%	51.7%	0.9

FOUR POINTS
REVPAR ($)	66.98	62.49	7.2%	64.02	61.15	4.7%	75.99	66.58	14.1%
ADR ($)	102.34	96.62	5.9%	99.34	95.66	3.8%	110.95	99.43	11.6%
OCCUPANCY (%)	65.4%	64.7%	0.7	64.4%	63.9%	0.5	68.5%	67.0%	1.5

OTHER
REVPAR ($)	97.07	99.96	-2.9%	97.07	99.96	-2.9%
ADR ($)	130.79	126.25	3.6%	130.79	126.25	3.6%
OCCUPANCY (%)	74.2%	79.2%	-5.0	74.2%	79.2%	-5.0

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Three Months Ended March 31, 2007
UNAUDITED

	System Wide(1)			Company Operated(2)
	2007	2006	Var.	2007	2006	Var.
TOTAL WORLDWIDE
REVPAR ($)	113.10	102.65	10.2%	125.95	113.42	11.0%
ADR ($)	166.85	153.81	8.5%	182.20	167.99	8.5%
OCCUPANCY (%)	67.8%	66.7%	1.1	69.1%	67.5%	1.6

NORTH AMERICA
REVPAR ($)	112.87	106.40	6.1%	134.23	126.54	6.1%
ADR ($)	163.65	155.22	5.4%	187.37	178.01	5.3%
OCCUPANCY (%)	69.0%	68.5%	0.5	71.6%	71.1%	0.5

EUROPE
REVPAR ($)	118.33	100.62	17.6%	128.86	109.54	17.6%
ADR ($)	192.89	166.21	16.1%	205.92	178.05	15.7%
OCCUPANCY (%)	61.3%	60.5%	0.8	62.6%	61.5%	1.1

AFRICA & MIDDLE EAST
REVPAR ($)	123.27	104.53	17.9%	129.79	109.51	18.5%
ADR ($)	176.29	159.43	10.6%	184.27	165.65	11.2%
OCCUPANCY (%)	69.9%	65.6%	4.3	70.4%	66.1%	4.3

ASIA PACIFIC
REVPAR ($)	108.76	93.83	15.9%	101.84	85.94	18.5%
ADR ($)	157.64	141.18	11.7%	149.63	134.15	11.5%
OCCUPANCY (%)	69.0%	66.5%	2.5	68.1%	64.1%	4.0

LATIN AMERICA
REVPAR ($)	93.54	88.34	5.9%	103.28	96.20	7.4%
ADR ($)	140.58	129.61	8.5%	155.30	142.83	8.7%
OCCUPANCY (%)	66.5%	68.2%	-1.7	66.5%	67.4%	-0.9

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results — Same Store (1)
For the Three Months Ended March 31, 2007
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2007	2006	Var.	2007	2006	Var.	2007	2006	Var.
	75 Hotels			44 Hotels			31 Hotels
TOTAL HOTELS
REVPAR ($)	134.73	124.64	8.1%	135.20	127.08	6.4%	133.75	119.59	11.8%
ADR ($)	199.15	187.38	6.3%	198.74	191.18	4.0%	200.01	179.55	11.4%
OCCUPANCY (%)	67.7%	66.5%	1.2	68.0%	66.5%	1.5	66.9%	66.6%	0.3

Total REVENUE	484,711	450,268	7.6%	326,071	305,265	6.8%	158,640	145,003	9.4%
Total EXPENSES	380,468	358,221	6.2%	252,382	238,495	5.8%	128,086	119,726	7.0%

	65 Hotels			34 Hotels			31 Hotels
BRANDED HOTELS
REVPAR ($)	141.46	129.43	9.3%	145.82	135.02	8.0%	133.75	119.59	11.8%
ADR ($)	204.08	191.53	6.6%	206.26	198.19	4.1%	200.01	179.55	11.4%
OCCUPANCY (%)	69.3%	67.6%	1.7	70.7%	68.1%	2.6	66.9%	66.6%	0.3

Total REVENUE	455,210	418,712	8.7%	296,570	273,709	8.4%	158,640	145,003	9.4%
Total EXPENSES	351,225	328,487	6.9%	223,139	208,761	6.9%	128,086	119,726	7.0%

(1)	Hotel Results exclude 46 hotels sold and 8 hotels without comparable results during 2007 & 2006

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Three Months Ended March 31, 2007
UNAUDITED ($ millions)

	Worldwide
	2007	2006	Variance	% Variance
Management Fees:
Base Fees	62	43	19	44.2%
Incentive Fees	29	24	5	20.8%

Total Management Fees	91	67	24	35.8%

Franchise Fees	33	25	8	32.0%

Total Management & Franchise Fees	124	92	32	34.8%

Other Management & Franchise Revenues (1)	23	10	13	130.0%

Total Management & Franchise Revenues	147	102	45	44.1%

Other (2)	45	30	15	50.0%

Management Fees, Franchise Fees and Other Income	192	132	60	45.5%

(1)	Other Management & Franchise Revenues primarily includes the amortization of deferred gains of approximately $20 million in 2007 and $7 million in 2006 resulting from the sales of hotels subject to long-term management contracts and termination fees.

(2)	In 2007, Other includes $18 million of income earned from the Company’s carried interests in the Westin Boston Waterfront Hotel which was earned when the hotel was sold by its owners in January 2007. The remaining amount includes revenues from the Company’s Bliss spa and product business and other miscellaneous revenue.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership & Residential Revenues and Expenses
For the Three Months Ended March 31, 2007
UNAUDITED ($ millions)

	2007	2006	% Variance
Originated Sales Revenues (1) — Vacation Ownership Sales	175	192	(8.9%)
Other Sales and Services Revenues (2)	44	33	33.3%
Deferred Revenues — Percentage of Completion	5	(64)	n/m
Deferred Revenues — Other (3)	4	(6)	n/m

Vacation Ownership Sales and Services Revenues	228	155	47.1%
Residential Sales and Services Revenues	4	39	(89.7%)

Total Vacation Ownership & Residential Sales and Services Revenues	232	194	19.6%

Originated Sales Expenses (4) — Vacation Ownership Sales	114	125	8.8%
Other Expenses (5)	49	39	(25.6%)
Deferred Expenses — Percentage of Completion	3	(31)	n/m
Deferred Expenses — Other	8	3	n/m

Vacation Ownership Expenses	174	136	(27.9%)
Residential Expenses	5	29	82.8%

Total Vacation Ownership & Residential Expenses	179	165	(8.5%)

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the revenue recognition requirements under SFAS No. 66 or SFAS No. 152, and provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses

Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per SFAS No. 152.
n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotels without Comparable Results & Other Selected Items
As of March 31, 2007
UNAUDITED ($ millions)
Properties without comparable results in 2007:

Property	Location
W New Orleans — French Quarter	New Orleans, LA
W New Orleans	New Orleans, LA
Sheraton Bal Harbour Beach Resort	Bal Harbour, FL
St. Regis New York	New York, NY
Westin St. John Resort & Villas	St. John, Virgin Islands
The Westin Resort & Spa, Cancun	Cancun, Mexico
Sheraton Fiji	Nadi, Fiji
Westin Royal Denarau	Nadi, Fiji
Properties sold or closed in 2007 and 2006:

Property	Location
33 Hotels Sold to Host Hotels & Resorts	Various
Westin Hotel Long Beach	Long Beach, CA
Sheraton Suites San Diego	San Diego, CA
Sheraton Framingham Hotel	Framingham, MA
Westin Embassy Row, Washington D.C.	Washington, DC
Westin Atlanta North at Perimeter	Atlanta, GA
Sheraton Suites Key West	Key West, FL
Sheraton Colony Square	Atlanta, GA
Sheraton Colonial Hotel & Golf Club	Lynnfield, MA
Sheraton Universal Hotel	Universal City, CA
Sheraton Cancun Resort & Towers	Cancun, Mexico
Sheraton Inn Lexington	Lexington, MA
Sheraton Omaha Hotel	Omaha, NE
Westin Fort Lauderdale	Ft. Lauderdale, FL
Selected Balance Sheet and Cash Flow Items:

Cash and cash equivalents (including restricted cash of $289 million)	$472
Debt	$2,606
Revenues and Expenses Associated with Assets Sold or Closed in 2006 and 2007 (1):

	Q1	Q2	Q3	Q4	Full Year
Hotels Sold in 2006:
2006
Revenues	$295	$71	$16	$2	$384
Expenses (excluding depreciation)	$227	$53	$12	$1	$293

Hotels Sold in 2007:
2007
Revenues	$5	$—	$—	$—	$—
Expenses (excluding depreciation)	$2	$—	$—	$—	$—

2006
Revenues	$6	$4	$3	$5	$18
Expenses (excluding depreciation)	$4	$4	$3	$3	$14

(1)	Results consist of 45 hotels sold in 2006, and 1 hotel sold in 2007. There are no hotels classifed as held for sale at March 31, 2007. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in 2007 and 2006.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Capital Expenditures
For the Three Months Ended March 31, 2007
UNAUDITED ($ millions)

Capital Expenditures:
Owned, Leased and Consolidated Joint Venture Hotels	30
Corporate/IT	14

Subtotal	44

Vacation Ownership Capital Expenditures:
Capital expenditures (includes land acquisitions)	19
Net capital expenditures for inventory (1)	31

Subtotal	50

Development Capital	37

Total Capital Expenditures	131

(1)	Represents gross inventory capital expenditures of $85 less cost of sales of $54 for the three months ended March 31, 2007.

Starwood Hotels & Resorts Worldwide, Inc.
2007 Divisional Hotel Inventory Summary by Ownership by Brand
March 31, 2007

	NAD		EAME		LAD		ASIA		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Owned
Sheraton	13	6,298	8	1,721	5	2,713	2	821	28	11,553
Westin	7	3,741	5	1,068	3	901	1	273	16	5,983
Four Points	6	1,153	—	—	—	—	1	630	7	1,783
W	9	3,178	—	—	—	—	—	—	9	3,178
Luxury Collection	1	653	7	828	1	181	—	—	9	1,662
St. Regis	3	668	1	161	—	—	—	—	4	829
Other	10	2,482	—	—	—	—	—	—	10	2,482

Total Owned	49	18,173	21	3,778	9	3,795	4	1,724	83	27,470

Managed & UJV
Sheraton	53	28,133	73	21,893	14	2,749	46	16,371	186	69,146
Westin	47	25,617	14	3,706	—	—	13	5,206	74	34,529
Four Points	1	475	6	899	3	428	2	604	12	2,406
W	8	2,269	—	—	1	237	2	330	11	2,836
Luxury Collection	7	1,697	9	1,468	7	250	—	—	23	3,415
St. Regis	5	728	1	95	—	—	2	601	8	1,424
Le Meridien	5	1,058	70	16,852	1	130	23	5,905	99	23,945
Other	2	2,672	1	—	—	—	—	—	3	2,672

Total Managed & UJV	128	62,649	174	44,913	26	3,794	88	29,017	416	140,373

Franchised
Sheraton	133	40,964	28	7,134	5	1,655	18	6,571	184	56,324
Westin	34	12,020	3	1,135	3	598	5	1,226	45	14,979
Four Points	82	13,929	12	1,671	9	1,384	2	235	105	17,219
Luxury Collection	1	249	14	1,746	—	—	—	—	15	1,995
Le Meridien	4	1,342	11	3,919	1	213	4	2,392	20	7,866

Total Franchised	254	68,504	68	15,605	18	3,850	29	10,424	369	98,383

Systemwide
Sheraton	199	75,395	109	30,748	24	7,117	66	23,763	398	137,023
Westin	88	41,378	22	5,909	6	1,499	19	6,705	135	55,491
Four Points	89	15,557	18	2,570	12	1,812	5	1,469	124	21,408
W	17	5,447	—	—	1	237	2	330	20	6,014
Luxury Collection	9	2,599	30	4,042	8	431	—	—	47	7,072
St. Regis	8	1,396	2	256	—	—	2	601	12	2,253
Le Meridien	9	2,400	81	20,771	2	343	27	8,297	119	31,811
Other	12	5,154	1	—	—	—	—	—	13	5,154

Total Systemwide	431	149,326	263	64,296	53	11,439	121	41,165	868	266,226

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership Inventory Pipeline
As of March 31, 2007
UNAUDITED

	# Resorts			# of Units (1)
		In	In Active		Pre-sales/	Future	Total at
Brand	Total(2)	Operations	Sales	Completed (3)	Development (4)	Capacity (5),(6)	Buildout
Sheraton	7	6	6	2,711	358	1,353	4,422
Westin	11	4	6	751	497	896	2,144
St. Regis	2	2	2	47	—	—	47
The Luxury Collection	1	—	—	—	7	5	12
Unbranded	3	3	—	124	—	1	125

Total SVO, Inc.	24	15	14	3,633	862	2,255	6,750

Unconsolidated Joint Ventures (UJV’s)	2	1	1	198	—	40	238

Total including UJV’s	26	16	15	3,831	862	2,295	6,988

Total Intervals Including UJV’s (7)				199,212	44,824	119,340	363,376

(1)	Lockoff units are considered as one unit for this analysis.

(2)	Includes resorts in operation, active sales, and an announced new resort, The Luxury Collection Residence Club at The Phoenician

(3)	Completed units include those units that have a certificate of occupancy.

(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.

(5)	Based on owned land and average density in existing marketplaces

(6)	Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated.

(7)	Assumes 52 intervals per unit.